Exhibit 99.1

UDR Prices $400 Million of 2.100% Senior

Unsecured Medium-Term Notes Due 2032

DENVER, CO., July 14, 2020 – UDR, Inc. (the “Company”) (NYSE: UDR), announced today that it has priced an offering of $400 million aggregate principal amount of 2.100% senior unsecured medium-term notes due August 1, 2032. The notes were priced at 99.894% of the principal amount, plus accrued interest from July 21, 2020 to yield 2.110% to maturity.

Interest on the notes is payable semiannually on February 1 and August 1 with the first interest payment on February 1, 2021. The notes will mature on August 1, 2032 unless redeemed prior to that date.

The notes are fully and unconditionally guaranteed by United Dominion Realty, L.P.

The Company expects to use a portion of the net proceeds from the offering to fund the purchase of all of the Company’s 3.750% medium-term notes due 2024 accepted pursuant to the Company’s previously announced tender offer and the balance of the net proceeds to repay other outstanding indebtedness, including a portion of Company’s secured indebtedness due 2023, to fund potential acquisitions, or for other general corporate purposes.

The settlement of the offering is expected to occur on July 21, 2020, subject to the satisfaction of customary closing conditions.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, BofA Securities, Inc. and U.S. Bancorp Investments, Inc. are the joint book-running managers for the offering. PNC Capital Markets LLC, Regions Securities LLC, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, BNY Mellon Capital Markets, LLC, MUFG Securities Americas Inc. and Samuel A. Ramirez & Company, Inc. are the co-managers for the offering.

This offering is being conducted pursuant to the Company’s currently effective shelf registration statement, which was previously filed with the Securities and Exchange Commission (the “SEC”). You may obtain copies of the pricing supplement, prospectus supplement and prospectus relating to the offering without charge from the SEC at www.sec.gov. Alternatively, copies of these documents may be obtained by contacting (i) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, Collect: 1-212-834-4533; (ii) Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Toll-free: 1-800-831-9146, or by emailing prospectus@citi.com; or (iii) Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, Toll-free: 1-800-645-3751, or by emailing wfscustomerservice@wellsfargo.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning the availability of capital and the stability of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments and redevelopments, delays in completing lease-ups on schedule or at expected rent and occupancy levels, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures and partnerships with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of March 31, 2020, UDR owned or had an ownership position in 51,587 apartment homes including 878 homes under development. For over 47 years, UDR has delivered long-term value to shareholders, the best standard of service to residents and the highest quality experience for associates.

Contact: UDR, Inc.

Trent Trujillo

ttrujillo@udr.com

720-283-6135